Exhibit 10.1

CONSULTING AGREEMENT

I.                                        GENERAL INFORMATION

Effective Date:	August 2, 2019
Company Name and Address:	Quanterix Corporation 900 Middlesex Turnpike Billerica, Massachusetts 01821
Consultant Name and Address:	Jackson Streeter, MD [***]
Quanterix Contact:	Mark Roskey, Senior Vice President, Commercial and Assays
Agreement Term:	Through November 30, 2019

II.

This Consulting Agreement (“Agreement”) is made as of the Effective Date by and between the Company and the Consultant. The Company desires to retain Consultant to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully in this Agreement.

This Agreement consists of this cover page and the following Exhibits:

•                  Exhibit 1 — General Terms and Conditions

•                  Exhibit 2 — Statement of Work

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

QUANTERIX CORPORATION		CONSULTANT

/s/ Mark Roskey		/s/ Jackson Streeter, MD
Name:	Mark Roskey	Name:	Jackson Streeter, MD
Title:	Senior Vice President, Commercial

Date:	July 31, 2019	Date:	July 31, 2019

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Consulting Agreement

Exhibit A — General Terms and Conditions

In consideration of the mutual promises contained herein, the parties agree as follows:

1.                                      SERVICES AND COMPENSATION

During the Term, Consultant agrees to perform the services requested by the Company, including the duties and tasks described in Exhibit A (the “Services”). Consultant agrees to devote such time as Consultant and the Company agree are necessary to perform the Services.

The Quanterix Contact, or such other person as may be designated by the Quanterix Contact from time-to-time, will be Consultant’s principal point of contact within Quanterix. The Consultant will render such services, and provide reports and other information, as may be requested by the Quanterix Contact.

The Company agrees to pay Consultant the compensation set forth in Exhibit A as compensation for the performance of the Services.

Except as otherwise requested by the Quanterix Contact, the Consultant shall submit reasonable documentation of the Services outlined in Exhibit B. Quanterix will, subject to the prior written approval of the Quanterix Contact, and subject to Quanterix’ then-current travel and expense reimbursement policies, reimburse Consultant’s actual out-of-pocket expenses incurred in connection with this Agreement. The Consultant will provide such receipts or other documentation as may be requested by the Company to document such expenses.

The Company will pay the Consultant within thirty (30) days of receipt of Consultant’s invoice.

2.                                      CONFIDENTIALITY

“Confidential Information” means all information furnished by the Company to Consultant, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronics, or other form. Information which is not marked confidential at the time of disclosure (or identified as such if disclosed verbally) shall be considered confidential if a reasonable person would understand such information to be Confidential Information of Company. Confidential Information may include, but is not limited to: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Confidential Information also includes information received by the Company from its customers or suppliers or other third parties.

Consultant will not, at any time, without the Company’s prior written permission, either during or after the term of this Agreement, disclose any Confidential Information to anyone outside of the Company, or use or permit to be used any Confidential Information for any purpose other than the performance of the Services for or on behalf of the Company. Consultant will cooperate with the Company and use best efforts to prevent the unauthorized disclosure or use of any and all Confidential Information. Consultant will deliver to the Company all copies of Confidential Information in Consultant’s possession or control upon the earlier of a request by the Company or termination of this Agreement for any reason.

Consultant understands that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of Confidential Information. Consultant agrees to be bound by the terms of such agreements in the event Consultant has access to such Confidential Information.

The confidentiality obligations in this Agreement shall not apply to information that Consultant can demonstrate: (i) was at the time of disclosure already in the public domain or becomes available to the public other than as a result of a breach of this Agreement by the Consultant; (ii) was in the lawful possession of the Consultant, without an obligation of confidentiality or restriction on use, prior to receipt from the Discloser; (iii) was received by the Consultant on a non-confidential basis from a source other than the Discloser and the Consultant reasonably believed that such source was not bound by an agreement of confidentiality with the Quanterix; or (iv) was subsequently independently developed by the Consultant, without use of the Confidential Information of the Discloser.

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

3.                                      INTELLECTUAL PROPERTY

Consultant will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and written, audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Consultant (alone or jointly with others) or under Consultant’s direction during the term of this Agreement which are directly related to the Services. Consultant acknowledges that all work performed by Consultant is on a “work for hire” basis, and Consultant hereby assigns and transfers and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all Consultant’s right, title and interest in all Developments that (a) relate to the Services or otherwise to Consultant’s activities hereunder; or (b) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”). Consultant also hereby waives all claims to any moral rights or other special rights which Consultant may have or accrue in any Company-Related Developments. Notwithstanding the foregoing, and for purposes of absolute clarity, any and all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and written, audio or visual works and other works of authorship, whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Consultant (alone or jointly with others) or under Consultant’s direction during the term of this Agreement which do not directly relate to the Services, or which relate to Consultants services to a third party (collectively, the “Consultants Inventions”), all Consultant’s right, title and interest in such Consultants Inventions shall be that of Consultant, or such other third party whom Consultant performed the services if under similar obligations to assign.

Consultant will cooperate fully with the Company, and be reasonably compensated therefor, both during and after the term of this Agreement, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. Consultant will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, copyright, patent or other assignments, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure Consultant’s signature on any such papers, Consultant hereby irrevocably designates and appoints each current and future officer of the Company as Consultant’s agent and attorney-in-fact to execute any such papers on Consultant’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

4.                                      CONFLICTING OBLIGATIONS; NON-COMPETITION.

Consultant represents and warrants that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from fully complying with the provisions hereof, and further certifies that Consultant will not enter into such conflicting agreement during the term of this Agreement.

Consultant further agrees during the Term not to perform any work, either as consultant, contractor, salaried employee, or unpaid advisor, for any of the following companies during the course of the assignment with Quanterix: [***]. In addition, Consultant agrees to inform Company if offered any such work from any other company during the Term which Company could reasonably construe to be a competitor.

5.                                      COMPLIANCE WITH LAW AND QUANTERIX’S CODE OF CONDUCT AND ETHICS

Consultant will comply with all applicable laws, regulations and ordinances in connection with the Services and this Agreement, including but not limited to laws and regulations relating to interactions with healthcare providers (including but not limited to the Sunshine Act and Medicare fraud and abuse), the Foreign Corrupt Practices Act, and their local or non-US equivalents. Consultant further agrees to comply with the Quanterix Corporation Code of Conduct and Ethics, a copy of which is available at www.quanterix.com.

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

6.                                      TERM AND TERMINATION

This Agreement will commence on the Effective Date, and will continue until the earlier to occur of: (i) expiration of the Agreement Term; (ii) termination or discontinuation of the Services; or (iii) termination as provided below. The Company and Consultant may extend the term of this Agreement upon mutual agreement.

Either party may terminate this Agreement for convenience upon seven (7) days prior written notice thereof to the other party.

Either party may terminate this Agreement if the other materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the defaulting party does not cure such breach within thirty (30) days after receipt of written notice of such breach.

Expiration or termination of this Agreement will not affect any obligations accrued as of the date of termination.

Sections 2 (Confidentiality), 3 (Intellectual Property), 4 (Conflicting Obligations), 6 (Independent Contractors; No Agency), 7 (Equitable Relief), and 8 (Severability) shall survive termination or expiration of this Agreement.

7.                                      INDEPENDENT CONTRACTOR; NO AGENCY

Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon and that he will not be eligible for any employee benefits (nor does he desire any of them) and expressly waives any entitlement to such benefits. Consultant acknowledges and agrees that he will use his own discretion in performing the tasks assigned, within the scope of work specified by the Company. Except insofar as it would preclude the Consultant from providing the Services under this Agreement, Consultant is free to perform services for any other party.

8.                                      EQUITABLE RELIEF

Consultant and the Company agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant and the Company agree that if Consultant breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant and the Company further agree that no bond or other security shall be required in obtaining such equitable relief and Consultant and the Company, hereby consent to the issuances of such injunction and to the ordering of such specific performance.

9.                                      SEVERABILITY

If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

10.                               NO WAIVER

No waiver of any term or condition of this Agreement shall be valid or binding on either party unless the same shall be been mutually assented to in writing by both parties. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

11.                               GOVERNING LAW

This Agreement is governed by the laws of the Commonwealth of Massachusetts, notwithstanding principles of conflict of laws.

12.                               ASSIGNMENT; ENTIRE AGREEMENT; AMENDMENT

This Agreement constitutes the entire agreement between the parties and supersedes any prior negotiation,

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

discussions, or understandings with respect to the subject matter hereof. This Agreement may not be amended in any respect other than by written instrument executed by each party. This contact may not be assigned by either party; provided, however that the Company may assign this Agreement in connection with the sale or other disposition of all or a material part of the business to which this Agreement pertains.

13.                               COUNTERPARTS

This agreement may be executed in one or more facsimile or electronic counterparts each of which shall, when taken together, constitute one and the same original agreement.

*** END OF EXHIBIT A ***

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

CONSULTING AGREEMENT

Exhibit B — Statement of Work

1.              Services.

The Services include the following:

[***]

All services will be performed personally by Jackson Streeter, M.D.

2.              Compensation.

The Company agrees to pay Consultant a monthly retainer of $12,500 with the expectation that this represents roughly 50% of Consultant’s time.  Consultant will submit to the Company a statement of the services performed for the Company in the previous month.  This fee shall be payable monthly, due within 30 days following the submission of the statement.

In addition, the Consultant will be eligible to receive a finder’s fee of up to three percent (3%) of revenues recognized by the Company of the new opportunities for the sale of Quanterix products and services for new opportunities identified by Consultant to Quanterix. To be recognized as a new opportunity, (i) the Consultant must inform the Quanterix Contact of a possible transaction (including the name of the customer, the customer contact information, and a reasonably detailed description of the opportunity) in writing delivered to the Quanterix contact promptly after it is identified by the Consultant and in any case prior to the expiration or termination of this Agreement; (ii) the customer or the opportunity must not have been known to the Company at the time Consultant first informs the Company per (i) above (the “Notification Date”) and which Company had been actively pursuing a sale within ninety (90) days prior to such Notification Date; (iii) the Consultant provides the Company with such additional information and assistance as may to be requested to complete the sale; and (iii) the sale must be completed, and the revenue recognized, within ninety (90) days from the Notification Date. Whether a particular transaction qualified as a new opportunity, and the amount of any finder’s fee to which the Consultant may be entitled, will be as determined by the Quanterix Contact in his or her sole discretion. Any decision as to whether to pursue a new transaction, and the terms of such transaction, will be as determined by the Company in its sole discretion.

Consultant’s outstanding restricted stock unit and stock option awards granted November 2018 will continue to vest through the one year anniversary of your start date as a regular full time employee according to the terms and conditions of the applicable award agreements.

Portions of this Exhibit, indicated by the mark “[***],” were omitted because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.